                                                             Exhibit 99.B(a)(11)

                               ING INVESTORS TRUST

             AMENDMENT #11 TO THE AMENDED AND RESTATED AGREEMENT AND
                              DECLARATION OF TRUST

                           EFFECTIVE: JANUARY 20, 2004

     The undersigned being a majority of the Trustees of ING Investors Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article VI,
Section 6.2 and Article XI, Section 11.4 of the Trust's Amended and Restated Agreement and Declaration of Trust dated February 26, 2002, as amended (the "Declaration of Trust"), hereby amend the Declaration of Trust to establish additional separate Series designated as ING Evergreen Health Sciences Portfolio, ING Evergreen Omega Portfolio, ING Lifestyle Aggressive Growth Portfolio, ING Lifestyle Growth Portfolio, ING Lifestyle Moderate Growth Portfolio and ING Lifestyle Moderate Portfolio of the Trust as follows:

     1. The second sentence of Section 6.2 of the Declaration of Trust is hereby amended to read as follows:

     "The Series that have been established and designated as of the date first above written are as follows:

          Fund For Life Series
          ING AIM Mid Cap Growth Portfolio
          ING Alliance Mid Cap Growth Portfolio
          ING American Funds Growth Portfolio
          ING American Funds Growth-Income Portfolio
          ING American Funds International Portfolio
          ING Capital Guardian Large Cap Value Portfolio
          ING Capital Guardian Managed Global Portfolio
          ING Capital Guardian Small Cap Portfolio
          ING Developing World Portfolio
          ING Eagle Asset Value Equity Portfolio
          ING Evergreen Health Sciences Portfolio
          ING Evergreen Omega Portfolio
          ING FMR(SM) Diversified Mid Cap Portfolio
          ING Goldman Sachs Internet Tollkeeper(SM) Portfolio
          ING Hard Assets Portfolio
          ING International Portfolio
          ING Janus Growth and Income Portfolio
          ING Janus Special Equity Portfolio
          ING Jennison Equity Opportunities Portfolio
          ING JPMorgan Small Cap Equity Portfolio

          ING Julius Baer Foreign Portfolio
          ING Lifestyle Aggressive Growth Portfolio
          ING Lifestyle Growth Portfolio
          ING Lifestyle Moderate Growth Portfolio
          ING Lifestyle Moderate Portfolio
          ING Limited Maturity Bond Portfolio
          ING Liquid Assets Portfolio
          ING Marsico Growth Portfolio
          ING Mercury Focus Value Portfolio
          ING Mercury Fundamental Growth Portfolio
          ING MFS Mid Cap Growth Portfolio
          ING MFS Research Portfolio
          ING MFS Total Return Portfolio
          ING PIMCO Core Bond Portfolio
          ING PIMCO High Yield Portfolio
          ING Salomon Brothers All Cap Portfolio
          ING Salomon Brothers Investors Portfolio
          ING Stock Index Portfolio
          ING T. Rowe Price Capital Appreciation Portfolio
          ING T. Rowe Price Equity Income Portfolio
          ING UBS U.S. Balanced Portfolio
          ING Van Kampen Equity Growth Portfolio
          ING Van Kampen Global Franchise Portfolio
          ING Van Kampen Growth and Income Portfolio
          ING Van Kampen Real Estate Portfolio

     The foregoing shall be effective upon the date first written above.

/s/ Paul S. Doherty                                          /s/ David W.C. Putnam
-------------------                                          ---------------------
Paul S. Doherty, as Trustee                                  David W.C. Putnam, as Trustee


/s/ J. Michael Earley                                        /s/ Blaine E. Rieke
---------------------                                        -------------------
J. Michael Earley, as Trustee                                Blaine E. Rieke, as Trustee


/s/ R. Barbara Gitenstein                                    /s/ John G. Turner
------------------------                                     ------------------
R. Barbara Gitenstein, as Trustee                            John G. Turner, as Trustee


/s/ Walter H. May                                            /s/ Roger B. Vincent
-----------------                                            --------------------
Walter H. May, as Trustee                                    Roger B. Vincent, as Trustee

/s/ Thomas J. McInerney                                      /s/ Richard A. Wedemeyer
-----------------------                                      ------------------------
Thomas J. McInerney, as Trustee                              Richard A. Wedemeyer, as Trustee


/s/ Jock Patton
---------------
Jock Patton, as Trustee